                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Citigroup Inc.:

We consent to the incorporation by reference in the Registration
Statement on Form S-3 ("Registration Statement") of Citigroup Inc. (formed as a result of the merger between Travelers Group Inc. and Citicorp which has been accounted for as a pooling of interests) of our reports dated January 26, 1998, with respect to the consolidated statement of financial position of Travelers Group Inc. and subsidiaries ("Travelers") as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and the related financial statement schedules, which reports are incorporated by reference or included in the 1997 Annual Report on Form 10-K, as amended, of Travelers and to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ KPMG Peat Marwick LLP

New York, New York
December 15, 1998